SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K
                           --------

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



        Date of Report (Date of earliest event reported)

                        November 7, 1997
        ------------------------------------------------


                       Geo Petroleum, Inc.
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     (Exact name of registrant as specified in its charter)


   California            0-20915           33-0328958
   -----------------     -------------     -------------------
   (State or other       (Commission       (I.R.S. Employer
   jurisdiction          File Number)      Identification No.)
   of incorporation)


   501 Deep Valley Drive, Suite 300
   --------------------------------

   Rolling Hills Estates, CA                         90274
   ---------------------------------------------------------
   (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code
                          310-265-0721
                          -------------

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(Former name or former address, if changed since last report.)

                       Geo Petroleum, Inc.

Item 5 Other Events

Geo Petroleum, Inc. Announces New President & C.O.O.

     Rolling Hills Estates, CA, November 10, 1997: Geo Petroleum, Inc. (Symbol: GOPL), an independent oil and gas company specializing in high technology energy development, with offices in Rolling Hills Estates, California, and Tulsa, Oklahoma, announced today that the Company has entered into a contract to appoint Larry R. Burroughs, P.Eng., as President, Chief Operating Officer, and member of the Board of Directors. Mr. Burroughs was the President of Saba Petroleum, Inc. and of Saba Exploration Company, and then Vice President of International Operations for Saba Petroleum Company. Gerald T. Raydon continues as Chairman and has been elected Chief Executive Officer of Geo.

     Mr. Burroughs will focus on the development of Geo's Vaca Tar Sand horizontal well project and on industrial waste disposal operations. Geo's interest in the Vaca Tar Sand is credited with over 27,000,000 net bbls of recoverable heavy oil, and is the center of Geo's new growth strategy. Geo and Saba Petroleum, Inc. will drill a Steam Assisted Gravity Drainage
(SAGD) pair of high technology horizontal wells in the first quarter of 1998, and then continue development of the 635-acre lease block.

     Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among things, volatility of oil prices, product demand, market competition, risk inherent in the Company's international operations, imprecision of reserve estimates and the Company's ability to replace and expand oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10KSB and other filings with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geo Petroleum, Inc.
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Registrant
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/s/ GERALD T. RAYDON
-----------------------------
GERALD T. RAYDON
(CHAIRMAN AND CHIEF EXECUTIVE OFFICER)